UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2016

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

777 Passaic Avenue, Clifton, New Jersey 07012
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (973) 256-3737

Item 1.01 Entry into Material Definitive Agreement

On May 17, 2016 mPhase Technologies, Inc. (the “Company”) paid $8,5000 to John Fife pursuant to a to a third modification to its Forbearance Agreement dated as of May 12, 2016 with John Fife amending its monthly payment schedule set forth in the original Forbearance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: May 23, 2016

Exhibit 99.1:	Amendment to Forbearance Agreement dated as of May 12, 2016 between mPhase Technologies, Inc. and John Fife.